Exhibit 3.01

 CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                                       OF

               7.5% SERIES F MANDATORY CONVERTIBLE PREFERRED STOCK

                                       OF

                       ADELPHIA COMMUNICATIONS CORPORATION

                                   ----------

                         Pursuant to Section 151 of the
                  General Company Law of the State of Delaware

                                   ----------

                  Adelphia Communications Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Series F Preferred Stock Committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors") at a meeting held on January 15, 2002, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Committee by the Board of Directors on January 15, 2002 and by the Company's Certificate of Incorporation, as amended, the Committee does hereby designate, create, authorize and provide for the issue of a series of the Company's preferred stock having a par value of $.01 per share, with a liquidation preference of $25.00 per share subject to adjustment as provided in Section 11(ii) hereof (the "Liquidation Preference") which shall be designated as 7.5% Series F Mandatory Convertible Preferred Stock (the "Convertible Preferred Stock") consisting of 23,000,000 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

         1. Ranking. The Convertible Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (i) senior to the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), the Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and to each other class or series of stock of the Company (including any series of preferred stock established after January 15, 2002 by the Board of Directors) the terms of which do not expressly provide that it ranks senior to or on a parity with the Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Junior Securities"); (ii) pari passu with the Company's 7.5% Series E Mandatory Convertible Preferred Stock (the "Series E Convertible Preferred Stock") and any equity security, the terms of which expressly provide that such class or series will rank pari passu to the Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company; (iii) junior to the Company's 13% Series B Cumulative Redeemable Exchangeable Preferred Stock, par value $.01 per share (the "Series B Exchangeable Preferred Stock") and the Company's 5 1/2% Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Convertible Preferred Stock" and, together with the Series B Exchangeable Preferred Stock, the "Preferred Stock"); and (iv) junior to any equity security, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Equity Securities"). The Convertible Preferred Stock shall constitute "Junior Securities" under the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof for the Series B Exchangeable Preferred Stock and the Series D Convertible Preferred Stock as defined therein.

         2. Dividends.

                  (i) General. Cumulative cash dividends shall be payable on each share of Convertible Preferred Stock when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of the assets of the Company legally available therefor.

                  Dividends on the Convertible Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof on the 1st calendar day (or the preceding business day if the 1st is not a business day) of February, May, August and November (each such date being referred to herein as a "Dividend Payment Date") at the annual rate of $1.875 per share subject to adjustment as provided in
Section 11(ii). The initial dividend on the Convertible Preferred Stock for the dividend period commencing on January 22, 2002, to but excluding May 1, 2002, will be $0.51042 per share, and shall be payable, if declared, on May 1, 2002. The dividend on the Convertible Preferred Stock for each subsequent dividend period shall be $0.46875. The amount of dividends payable on each share of Convertible Preferred Stock for each full quarterly period thereafter shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                 A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the date of issue and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, if declared, on a Dividend Payment Date shall be payable to Holders (as defined below) of record as they appear on the stock books of the Company on the record date, which shall be the close of business on the 15th calendar day (or the preceding business day if the 15th is not a business day) of the calendar month preceding the month in which the applicable Dividend Payment Date falls (each, a "Dividend Record Date"), unless such Dividend Payment Date does not fall on the 1st of the month, in which case, the Dividend Record Date shall be the 15th calendar day (or the preceding business day if the 15th is not a business day) of the month in which the applicable Dividend Payment Date falls.

                  Dividends on the Convertible Preferred Stock shall be cumulative if the Company fails to declare one or more dividends on the Convertible Preferred Stock in any amount, whether or not the earnings or financial condition of the Company were sufficient to pay such dividends in whole or in part.

                  Holders of shares of Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the then applicable full dividends calculated pursuant to Section 2(i) hereof (including accrued dividends, if any) on shares of Convertible Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears.

                  Dividends in arrears on the Convertible Preferred Stock not declared for payment or paid on any Dividend Payment Date may be declared by the Board of Directors of the Company or a duly authorized committee thereof and paid on any date fixed by the Board of Directors of the Company or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record of the shares of Convertible Preferred Stock, as they appear on the stock register of the Company on a record date selected by the Board of Directors of the Company or a duly authorized committee thereof, which shall be not more than 60 days prior to such fixed dividend payment date.

                  (ii) Payment Restrictions. The Company may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in capital stock of the Company ranking junior to the Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on, or redeem, purchase or otherwise acquire (except upon conversion or exchange for capital stock of the Company ranking junior to the Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up), shares of Class A or Class B Common Stock or of any other stock of the Company ranking junior to the Convertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all accrued and unpaid dividends on the Convertible Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Convertible Preferred Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

                  Whenever all accrued dividends on the Convertible Preferred Stock are not paid in full, the Company may not redeem, purchase or otherwise acquire (except upon conversion or exchange for capital stock of the Company ranking junior to the Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) other capital stock of the Company ranking on a parity with the Convertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, including the Convertible Preferred Stock.

         3. Liquidation Preference.

                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made on the Common Stock of the Company or any other class or series of stock of the Company ranking junior to the Convertible Preferred Stock, upon liquidation, a liquidating distribution in the amount of $25.00 per share subject to adjustment as provided in Section 11(ii) hereof, plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then-current dividend period and all dividend periods prior thereto.

                  Neither the sale of all or substantially all of the property or business of the Company, nor the merger, conversion or consolidation of the Company into or with any other corporation, nor the merger, conversion or consolidation of any other corporation into or with the Company shall constitute a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of the foregoing paragraph. After the payment to the Holders of the shares of Convertible Preferred Stock of the full preferential amounts provided for above, the Holders of the shares of Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

                  In the event the assets of the Company available for distribution to the Holders of the shares of Convertible Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Company ranking on a parity with the Convertible Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding up, unless a pro rata distribution is made on the Convertible Preferred Stock and such other stock of the Company, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

         4. Voting Rights

                  (i) The Holders of shares of Convertible Preferred Stock shall have no voting rights, except as set forth below or as expressly required by applicable law. In exercising any such vote, each outstanding share of Convertible Preferred Stock shall be entitled to one vote.

                  (ii) If the equivalent of six quarterly dividends payable, whether consecutively or not, on the Convertible Preferred Stock or any other class or series of preferred stock ranking on a parity with the Convertible Preferred Stock as to the payment of dividends, has not been paid, the number of directors of the Company shall be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Company), and the Holders of the Convertible Preferred Stock, voting as a single class with the holders of shares of any other class of the preferred stock of the Company ranking on a parity with the Convertible Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable (the Convertible Preferred Stock, together with such other class or classes, the "Electing Preferred Stock"), shall have the exclusive right to vote for and to elect such two directors at any meeting of stockholders of the Company at which directors are to be elected held during the period such dividends remain in arrears. Each class or series of preferred stock entitled to vote for the additional directors shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Such voting right shall continue until full cumulative dividends for all past dividend periods on all such preferred stock of the Company, including any shares of the Convertible Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Company's next annual meeting of stockholders (notwithstanding that prior to the end of such term the right to elect directors shall cease to exist) or until their respective successors shall be elected and qualify.

                  (iii) Whenever such exclusive voting right shall vest, it may be exercised initially either at a special meeting of Holders of Electing Preferred Stock or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. Any director who shall have been elected by the Holders of Electing Preferred Stock as a class pursuant to this Section 4 may be removed at any time, either for or without cause by, and only by, the affirmative votes of the Holders of record of a majority of the outstanding shares of Electing Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the Holders of Electing Preferred Stock as a class pursuant to this Section 4 may be filled only by the Holders of outstanding Electing Preferred Stock at a meeting called for such purpose.

                  Any meeting of the Holders of outstanding Electing Preferred Stock entitled to vote as a class for the election or removal of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the Holders of a majority of the outstanding shares of all outstanding Electing Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

                  (iv) So long as any Convertible Preferred Stock is outstanding, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of the Convertible Preferred Stock will be required for any amendment of the Certificate of Incorporation of the Company (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Convertible Preferred Stock. The affirmative vote or consent of the Holders of at least 80% of the outstanding shares of the Convertible Preferred Stock and any other series of the preferred stock of the Company ranking on a parity with the Convertible Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required (a) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Convertible Preferred Stock as to dividends or upon dissolution, or (b) to reclassify any authorized stock of the Company into any class or series of stock or any obligation or security convertible into or evidencing a right to purchase such stock ranking prior to the Convertible Preferred Stock; provided that such vote will not be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking on a parity with or junior to the Convertible Preferred Stock.

         5. Automatic Conversion.

                  Each share of Convertible Preferred Stock will automatically convert (unless previously converted at the option of the Holder in accordance with Section 6, or a Merger Early Settlement has occurred in accordance with
Section 7), on February 1, 2005 (the "Conversion Date"), into a number of newly issued shares of Class A Common Stock equal to the Conversion Rate (as defined below). Dividends on the shares of Convertible Preferred Stock shall cease to accrue and such shares of Convertible Preferred Stock shall cease to be outstanding on the Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of Class A Common Stock, and for the payment of cash in respect of such accrued and unpaid dividends on the Convertible Preferred Stock, if any, or cash in lieu of fractional shares of Class A Common Stock, if any, in exchange for and contingent upon surrender of certificates representing the shares of Convertible Preferred Stock (if such shares are held in certificated form), and the Company may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Convertible Preferred Stock, provided that the Company shall give the Holders of the shares of Convertible Preferred Stock such notice of any such actions as the Company deems appropriate and upon such surrender such Holders shall be entitled to receive such dividends declared and paid on such shares of Class A Common Stock subsequent to the Conversion Date. Amounts payable in cash in respect of the shares of Convertible Preferred Stock or in respect of such shares of Class A Common Stock shall not bear interest. Transfer or similar taxes in connection with the issuance of Class A Common Stock to any person other than the Holder will be paid by the Holder.

         6. Early Conversion at the Option of the Holder.

                  (i) Shares of Convertible Preferred Stock are convertible, in whole or in part, at the option of the Holders thereof ("Optional Conversion"), at any time prior to the Conversion Date, into shares of Class A Common Stock at a rate of 0.8336 shares of Class A Common Stock for each share of Convertible Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as set forth in Section 8(ii) below (as though references in Section 8(ii) to the Conversion Rate were replaced with references to the Optional Conversion Rate).

                  (ii) Optional conversion of shares of Convertible Preferred Stock may be effected by delivering certificates evidencing such shares (if such shares are held in certificated form), together with written notice of conversion and a proper assignment of such certificates to the Company or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares), to the office of the Transfer Agent (as defined below) for the Convertible Preferred Stock or to any other office or agency maintained by the Company for that purpose and otherwise in accordance with Optional Conversion procedures established by the Company. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the Optional Conversion Rate.

                  (iii) Holders of shares of Convertible Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such Dividend Record Rate and prior to such Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of Convertible Preferred Stock, the Company shall make no payment or allowance for unpaid preferred dividends, whether or not in arrears, on such shares of Convertible Preferred Stock as to which Optional Conversion has been effected or for dividends or distributions on the shares of Class A Common Stock issued upon such Optional Conversion.

         7. Early Conversion Upon Cash Merger.

                  (i) In the event of a merger or consolidation of the Company of the type described in Section 8(iii) in which the Class A Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event a "Cash Merger"), then the Company (or the successor to the Company hereunder) shall be required to offer the Holder of each share of Convertible Preferred Stock the right to convert the Convertible Preferred Stock prior to the Conversion Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Company or, at the request and expense of the Company, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

                           (a) the date, which shall be not less than 20 nor
                  more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the "Merger Early Settlement Date");

                           (b) the date, which shall be on or one Business Day
                  prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                           (c) the Conversion Rate in effect immediately before
                  such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon conversion of share of Convertible Preferred Stock pursuant to Section 8(iii); and

                           (d) the instructions a Holder must follow to exercise
                  the Merger Early Settlement right.

                  (ii) To exercise a Merger Early Settlement right, a Holder shall deliver to the Transfer Agent at the Corporate Trust Office (as defined below) by 5:00 p.m., New York City time on or one Business Day before the date by which the Merger Settlement right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Convertible Preferred Stock with respect to which the Merger Early Settlement right is being exercised duly endorsed for transfer to the Company or in blank with a written notice to the Company stating the Holders intention to convert early in connection with the Cash Merger and providing the Company with payment instructions.

                  (iii) On the Merger Early Settlement Date, the Company shall deliver or cause to be delivered the net cash, securities and other property to be received by such exercising Holder determined by assuming the Holder had converted immediately before the Cash Merger at the Conversion Rate (as adjusted pursuant to Section 8(ii)) the shares of Convertible Preferred Stock for which such Merger Early Settlement right was exercised into Class A Common Stock. In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, all references herein to Conversion Date shall be deemed to refer to such Merger Early Settlement Date.

                  (iv) Upon a Merger Early Settlement, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof on the notice provided to the Company as set forth in paragraph (ii) above deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided herein.

                  (v) In the event that Merger Early Settlement is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon such Merger Early Settlement the Company (or the successor to the Company hereunder) shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the shares as to which Merger Early Settlement was not effected.

         8.       Definition of Conversion Rate; Anti-dilution Adjustments.

                  (i) The "Conversion Rate" is equal to, (a) if the Applicable Market Value (as defined below) is greater than or equal to $29.99 (the "Threshold Appreciation Price"), 0.8336 shares of Class A Common Stock per share of Convertible Preferred Stock, (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $25.20, the number of shares of Class A Common Stock per share of Convertible Preferred Stock that equals $25.00 (the "Stated Amount") divided by the Applicable Market Value, and
(c) if the Applicable Market Value is equal to or less than $25.20, 0.9921 shares of Class A Common Stock per share of Convertible Preferred Stock. In each case subject to adjustment as provided in Section 8(ii) (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

                  (ii) In connection with the Conversion Rate as set forth in
Section 8(i), the formula for determining the Conversion Rate and the number of shares of Class A Stock to be delivered on an early conversion as set forth in Sections 6 or 7 shall be subject to the following adjustments:

                           (a) Stock Dividends: In case the Company shall pay or
                  make a dividend or other distribution on the Class A Common Stock in Class A Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Class A Common Stock at the time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

                           (b) Stock Purchase Rights. In case the Company shall
                  issue rights, options or warrants to all holders of its Class A Common Stock (not being available on an equivalent basis to Holders of the shares of Convertible Preferred Stock upon conversion) entitling them to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Current Market Price (as defined below) per share of the Class A Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock which the aggregate of the offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Class A Common Stock held in the treasury of the Company.

                           (c) Stock Splits; Reverse Splits. In case outstanding
                  shares of Class A Common Stock shall be subdivided or split into a greater number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Class A Common Stock shall each be combined into a smaller number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                           (d) Debt or Asset Distributions. (1) In case the
                  Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this
                  Section 8(ii), any dividend or distribution paid exclusively in cash and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next subparagraph, or distribution referred to in paragraph (a) of this Section 8(ii)), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Class A Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Transfer Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Class A Common Stock and the denominator of which shall be such Current Market Price per share of the Class A Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this subparagraph (d)(1) is applicable, subparagraph (d)(2) of this Section 8(ii) shall not be applicable.

                           (2) In the case of a Spin-Off, the Conversion Rate in
                  effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying the Conversion Rate by a fraction, the numerator of which is the Current Market Price per share of the Class A Common Stock plus the Fair Market Value (as defined below) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Class A Common Stock and the denominator of which is the Current Market Price per share of the Class A Common Stock. Any adjustment to the Conversion Rate under this subparagraph (d)(2) will occur at the earlier of (A) the tenth Trading Day from, and including, the effective date of the Spin-Off and (B) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                           (e) Cash Distributions. In case the Company shall,
                  (1) by dividend or otherwise, distribute to all holders of its Class A Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 8(iii) applies or as part of a distribution referred to in paragraph
                  (d) of this Section 8(ii)) in an aggregate amount that, combined together with (2) the aggregate amount of any other distributions to all holders of its Class A Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) or paragraph (f) of this Section 8(ii) has been made and (3) the aggregate of any cash plus the fair market value, as of the date of the expiration of the tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of the consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Class A Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (1) of this paragraph (e) and in respect of which no adjustment pursuant to this paragraph (e) or paragraph (f) of this Section 8(ii) has been made, exceeds 10% of the product of the Current Market Price (as defined below) per share of the Class A Common Stock on the date for the determination of Holders of shares of Class Common Stock entitled to receive such distribution times the number of shares of Class A Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the Current Market Price per share of the Class A Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (1), (2) and (3) of this paragraph (e) and (y) the number of shares of Class A Common Stock outstanding on such date for determination and
                  (B) the denominator of which shall be equal to the Current Market Price per share of the Class A Common Stock on such date for determination.

                           (f) Tender Offers. In case (1) a tender or exchange
                  offer made by the Company or any subsidiary of the Company for all or any portion of the Class A Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (2) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Company or any subsidiary of the Company for all or any portion of the Class A Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (e) of this
                  Section 8(ii) or this paragraph (f) has been made and (3) the aggregate amount of any distributions to all Holders of the Company's Class A Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 8(ii) or this paragraph (f) has been made, exceeds 10% of the product of the Current Market Price per share of the Class A Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Class A Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per share of the Class A Common Stock on the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any tendered shares) on the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (1), (2) and (3) of this paragraph (f) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                           (g) Reclassification. The reclassification of Class A
                  Common Stock into securities including securities other than Class A Common Stock (other than any reclassification upon a Reorganization Event to which Section 8(iii) applies) shall be deemed to involve (1) a distribution of such securities other than Class A Common Stock to all Holders of Class A Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section 8(ii)), and (2) a subdivision, split or combination, as the case may be, of the number of shares of Class A Common Stock outstanding immediately prior to such reclassification into the number of shares of Class A Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (c) of this Section 8(ii)).

                           (h) Calculation of Adjustments. All adjustments to
                  the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Class A Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Conversion Rate pursuant to paragraph (a), (b), (c), (d), (e), (f), (g) or (i) of this
                  Section 8(ii), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses
                  (a), (b) or (c) of the definition of Conversion Rate will apply on the Conversion Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction, the numerator of which shall be the Conversion Rate immediately after such adjustment pursuant to paragraph (a), (b), (c),
                  (d), (e), (f), (g) or (i) of this Section 8(ii) and the denominator of which shall be the Conversion Rate immediately before such adjustment; provided, that if such adjustment to the Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (a),
                  (b), (c), (d), (e), (f) or (i) of this Section 8(ii) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Conversion Rate.

                           (i) Increase of Conversion Rate. The Company may make
                  such increases in the Conversion Rate, in addition to those required by this Section 8(ii), as it considers to be advisable in order to avoid or diminish any income tax to any Holders of shares of Class A Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                           (j) Notice of Adjustment. Whenever the Conversion
                  Rate is adjusted in accordance with Section 8(ii), the Company shall: (i) forthwith compute the Conversion Rate in accordance with Section 8(ii), as the case may be and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Sections 8(ii) (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Convertible Preferred Stock of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

                  (iii)    In the event of:

                           (a) any consolidation or merger of the Company with
                  or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Class A Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation); or

                           (b) any sale, transfer, lease or conveyance to
                  another Person of the property of the Company as an entirety or substantially as an entirety; or

                           (c) any statutory exchange of securities of the
                  Company with another Person (other than in connection with a merger or acquisition)

                  (any such event, a "Reorganization Event"),
                                      --------------------

each share of Convertible Preferred Stock immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted into a right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Conversion Date) per share of Convertible Preferred Stock by a Holder of Class A Common Stock that (1) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate (as defined below) of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates, and (2) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Class A Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 8(iii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the Conversion Date, the Conversion Rate then in effect will be applied to the value on the Conversion Date of such securities, cash or other property.

                  In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company shall execute and deliver to the Transfer Agent an agreement supplemental hereto providing that the Holder of each share of Convertible Preferred Stock shall have the rights provided by this Section 8(iii). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8(iii). The above provisions of this Section 8(iii) shall similarly apply to successive Reorganization Events.

         9. Definitions.

                  (i) "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

                  (ii) The "Applicable Market Value" means the average of the Closing Price (as defined below) per share of Class A Common Stock on each of the 20 consecutive Trading Days (as defined below) ending on the third Trading Day immediately preceding the Conversion Date.
                  (iii) "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

                  (iv) The "Closing Price" of the Class A Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) per share on the Nasdaq National Market ("Nasdaq") on such date or, if such security is not quoted for trading on Nasdaq on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed or quoted, or if such security is not so listed or quoted on a United States national or regional securities exchange, as reported by Nasdaq, or, if such security is not so reported, the last quoted bid price for the such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                  (v) "Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

                  (vi) "Current Market Price" means (a) on any day the average of the Closing Prices for the five consecutive Trading Day preceding the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or distribution requiring computation, (b) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of the Class A Common Stock on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Closing Prices of the Class A Common Stock over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Class A Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                  (vii) "Fair Market Value" means (a) in the case of any Spin-Off that is effected simultaneously with and Initial Public Offering of such securities, the initial public offering price of those securities, and (b) in the case of any other Spin- Off, the average of the Closing Prices of those securities over the first 10 Trading Days after the effective date of such Spin-Off.

                  (viii) "Holder" means the Person in whose name the share of Convertible Preferred Stock is registered.

                  (ix) "Initial Public Offering" means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.

                  (x) "Spin-Off" means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

                  (xi) "Trading Day" means a day on which the Class A Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Class A Common Stock.

                  (xii) "Transfer Agent" shall be the American Stock Transfer & Trust Company unless and until a successor is selected by the Company, and then such successor.

         10. Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon the conversion of any shares of the Convertible Preferred Stock. In lieu of any fraction of a share of Class A Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Convertible Preferred Stock surrendered by the same Holder upon a conversion as described in Sections 6(i), 7 or 8(i) , such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of Section 8(i), the Current Market Price or (b) in the case of Sections 6(i) or 7, the Closing Price of the Class A Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by or for the same Holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered.

         11. Miscellaneous.

                  (i) Procedures for conversion of shares of Convertible Preferred Stock, in accordance with Sections 5, 6 or 7, not held in certificated form will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

                  (ii) The Liquidation Preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

                  (iii) For the purposes of Section 8, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not pay any dividend or make any distribution with respect to shares held in treasury.

                  (iv) If the Company shall take any action affecting the Class A Common Stock, other than action described in Section 8, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders of the shares of Convertible Preferred Stock, then Conversion Rate and/or the Optional Conversion Rate for the Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

                  (v) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock for the purpose of effecting conversion of the Convertible Preferred Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this Section 11(v), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

                  (vi) The Company covenants that any shares of Class A Common Stock issued upon conversion of the Convertible Preferred Stock shall be validly issued, fully paid and non-assessable.

                  (vii) The Company shall endeavor to list the shares of Class A Common Stock required to be delivered upon conversion of the Convertible Preferred Stock, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery.

                  (viii) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                  (ix) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or other securities or property on conversion of the Company Preferred Stock pursuant thereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or other securities or property in a name other than that of the Holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

                  (x) The Convertible Preferred Stock is not redeemable.

                  (xi) For purposes of this Certificate of Designations, all shares of Convertible Preferred Stock shall be deemed outstanding, except from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Company or any subsidiary of the Company.

                  (xii) The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

                  (xiii) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  (xiv) Convertible Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Convertible Preferred Stock.

                  (xv) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Convertible Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Company from time to time.

                  (xvi) Except as may otherwise be required by law, the shares of Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Certificate of Incorporation.

                  (xvii) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  (xviii) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                   (xix) Shares of Convertible Preferred Stock that (i) have not been issued on or before February 28, 2002 or (ii) have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Convertible Preferred Stock must be in compliance with the terms hereof.

                  (xx) If any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent. The Company is not required to issue any certificates representing Convertible Preferred Stock on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Rate, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Class A Stock pursuant to the terms of the Convertible Preferred Stock evidenced by the certificate.

                  IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by James Brown, Vice President of the Company, and attested by Colin Higgin, its Assistant Secretary, this 22nd day of January, 2002.

                               ADELPHIA COMMUNICATIONS CORPORATION



                               By: /s/ James R. Brown
                               Name: James Brown
                               Title: Vice President



         ATTEST:

By: /s/ Colin H. Higgin
Name: Colin Higgin
Title: Assistant Secretary